VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in Basel-City

Exhibit 5.1

AC Immune SA

EPFL Innovation Park

Building B

1015 Lausanne

Basel, 19 November 2015

AC Immune SA – Registration Statement on Form F-1

Dear Sirs,

This opinion is being rendered at the request of the Company in connection with the registration statement on Form F-1 confidentially submitted to the United States Securities and Exchange Commission (the “SEC”) on August 28, 2015 (the “Initial Registration Statement”); the Amendment No. 1 to the Initial Registration Statement confidentially submitted on September 25, 2015 (“Amendment No. 1”); the Amendment No. 2 to the Initial Registration Statement confidentially submitted on October 2, 2015 (“Amendment No. 2”); the Amendment No. 3 to the Initial Registration Statement publicly filed on October 23, 2015 (“Amendment No. 3” and, the Initial Registration Statement as so amended, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, of a number of common shares of CHF 0.02 par value each of the Company, such number not to exceed the number of shares authorized by the Shareholders Resolution (as defined below), including any additional shares with a nominal value of CHF 0.02 sold or, if and to the extent such option is exercised, to be sold to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters (together the “Shares”). As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.	DOCUMENTS

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

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This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have only examined the following documents

a)	a pdf copy of the Initial Registration Statement; the Amendment No. 1, the Amendment No. 2 and the Amendment No. 3;

b)	an excerpt from the register of commerce of the Canton of Vaud in respect of the Company, certified by such Commercial Register to be up-to-date as of 13 November 2015 (the “Excerpt”);

c)	a copy of the public deed regarding the general meeting of the Company dated 21 October 2015 (the “Public Deed”) regarding, among others, the adoption of the Articles and the authorization (the “Authorization”) granted to the board of directors to increase the share capital by up to CHF 459’337.50 and to issue up to 22’966’875 shares of a nominal value of CHF 0.02 each (the “Shareholders Resolution”); and

d)	articles of association of the Company as adopted by the general meeting of the Company dated 21 October 20015 (“Articles of Association”).

The documents referred to a) to d) are referred to together as the “Documents”.

We have further examined such other records, documents and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II.	ASSUMPTIONS

In rendering the opinion below, we have assumed:

a)	all Documents submitted to us as copies are complete and conform to their originals and such originals are authentic;

b)	all signatures on the Documents are genuine;

c)

no bankruptcy, reorganization, liquidation or similar proceedings is or are pending or were initiated against the Company outside Switzerland, no litigation, administrative or other proceeding of or before any

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non-Swiss governmental authority is pending against the Company outside Switzerland and that the Company has not passed a voluntary winding-up resolution, no petition has been presented or order been made by a court for the winding-up, dissolution, composition or administration of the Company and no receiver, trustee, administrator or similar officer has been appointed in relation to the Company or any of its assets or revenues outside Switzerland;

d)	the Shareholders Resolution has been duly resolved in meetings duly convened and has not been rescinded or amended and is in full force and effect;

e)	the Registration Statement has been duly submitted by the Company;

f)	the Articles of Association, when filed with the register, are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles Association as of the date hereof;

g)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate;

h)	(i) a sufficient number of Shares will be available for issuance, (ii) the Registration Statement is effective and will continue to be effective, (iii) the offering and sale of and payment for the Shares being registered by the Registration Statement will be in accordance with the Registrations Statement, (iv) the consideration received for the issuance and sale of the Shares will not be less than the nominal value of the Shares, (v) to the extent applicable, the Shares will be issued in accordance with articles 647, 651-652h, 931a – 937 and 973c of the Swiss Code of Obligations as well as the relevant commercial register regulations, and (vi) the issuance and sale of the Shares will not violate the articles of association or organizational regulations of the Company, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction of the Company.

III.	OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Shares, when sold, will be validly issued, fully paid-in (up to their nominal amount) and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Shares).

IV.	QUALIFICATIONS

This opinion is subject to the following qualifications:

a)	This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland. We have not investigated the laws of any jurisdiction other than Switzerland, or any matters of fact.

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b)	The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

c)	Notwithstanding the registration of the Articles of Association providing for an authorized share capital of up to 22’966’875 Shares to be made at a later stage with the Commercial Register of the Canton of Vaud, the Shareholders Resolution underlying such authorised share capital may be challenged by a dissenting shareholder in court within two months after Shareholders Resolution. Should the court decide in favour of the claimant, the court may annul the relevant resolution of the general meeting of the shareholders. As a consequence, any amendment made to the articles of association of the company based on such a resolution may be void.

d)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. Each person relying on this opinion agrees, in so relying, that only VISCHER AG shall have any liability in connection with this opinion, that the agreement in this Section IV and all liability and other matters relating to this opinion shall be governed exclusively by Swiss law and that the courts in Zurich, Switzerland shall have exclusive jurisdiction to settle any dispute relating to this opinion.

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the registration pursuant the Registration Statement. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration pursuant the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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Very truly yours,

VISCHER AG

/s/ Matthias Staehelin

Matthias Staehelin